Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-260576 and 333-257859) of Ouster, Inc of our report dated February 28, 2022 relating to the financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
San Jose, CA
February 28, 2022